EXHIBIT 10.4
NOBLE CORPORATION PLC

PERFORMANCE-VESTED RESTRICTED STOCK UNIT AWARD

THIS INSTRUMENT (this “Instrument”), made effective as of the ____ day of __________ (the “Effective Date”), by Noble Corporation plc, a public limited company formed under the laws of England and Wales (the “Company”) evidences the performance-vested Restricted Stock Units (as defined in the Plan) awarded hereunder to __________ (“Employee”) and sets forth the restrictions, terms and conditions that apply thereto.

W I T N E S S E T H:

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) acting under the Noble Corporation plc 2022 Long-Term Incentive Plan, as amended (the “Plan”), has determined that it is desirable to award performance-vested Restricted Stock Units to Employee pursuant to the Plan; and

WHEREAS, pursuant to the Plan, the Committee has determined that the performance-vested Restricted Stock Units so awarded shall be subject to the restrictions, terms and conditions set forth in this Instrument.

NOW, THEREFORE, the award of performance-vested Restricted Stock Units is hereby granted to Employee as follows:

1.     Performance-Vested Restricted Stock Unit Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby awards _______ Restricted Stock Units (such number the “Target Restricted Stock Units”, and generally, the “Awarded Restricted Stock Units”) to Employee pursuant to the Plan. The Awarded Restricted Stock Units are being awarded to Employee effective as of the Effective Date and the final number of Awarded Restricted Stock Units that vest, if any, will be adjusted based on the achievement of the “Performance Measures” as defined in the attached Schedule I, subject to the provisions of this Instrument. The Awarded Restricted Stock Units are awarded without the payment of any cash consideration by Employee, except that payment of nominal value in respect of the Shares hereunder may be required by the Committee or pursuant to procedures of the Committee in respect of the allotment and issuance, transfer or delivery of such Shares. This award of Restricted Stock Units made to Employee is hereby designated by the Committee to be a Performance Award for purposes of the Plan.

2.     Vesting and Forfeiture. The Awarded Restricted Stock Units shall be subject to being forfeited by Employee during the Performance Cycle as set forth in the attached Schedule I, and shall vest or be forfeited by Employee as follows:

(a)    If Employee remains continuously employed by the Company or an affiliate from the Effective Date through the end of the Performance Cycle, the Awarded Restricted Stock Units shall vest and the forfeiture restrictions applicable to them under this Instrument shall terminate to the extent of the percentage of performance achieved under the Performance Measures as determined by the Committee, and any Awarded Restricted Stock Units that do not vest at the end of the Performance Cycle shall be forfeited by Employee.

(b)    If Employee’s employment with the Company or an affiliate terminates during the Performance Cycle by reason of the death, Disability or Retirement (as defined below) of Employee, then, provided Employee timely executes and does not revoke any release of claims as may be required by the Company, Employee shall become vested in a number of Awarded Restricted Stock Units equal to (x) the actual percentage of performance achieved under the Performance Measures as determined with respect to any interim performance period during the Performance Cycle that has elapsed or a Performance Measure that has been determined to have been achieved (each a “Determined Result”) as of the date of Employee’s termination, plus (y) with respect to performance periods during the Performance Cycle or Performance Measures that are not Determined Results as of the date of Employee’s termination, a corresponding number of the Target Restricted Stock Units multiplied by a fraction (not to exceed 1.0), (A) the numerator of which is the number of calendar months of Employee’s employment with the Company and its affiliates during the Performance Cycle, and (B) the denominator of which is the total number of calendar months during the Performance Cycle. The remaining number of Awarded Restricted Stock Units shall not vest and shall be forfeited by Employee.
(c)    If Employee’s employment with the Company or an affiliate terminates during the Performance Cycle (i) by reason of the Company’s termination of Employee’s employment other than with Cause (as defined below) or (ii) by reason of Employee’s termination of Employee’s employment with Good Reason (as defined below), then, provided Employee timely executes and does not revoke any release of claims as may be required by the Company, as of the end of the Performance Cycle a number of the Awarded Restricted Stock Units shall vest and the forfeiture restrictions applicable to them under this Instrument shall terminate equal to (x) with respect to any Determined Result as of the date of Employee’s termination, the actual percentage of performance achieved plus (y) with respect to performance periods during the Performance Cycle or Performance Measures that are not Determined Results as of the date of Employee’s termination, the actual percentage of performance achieved as determined pursuant to Section 2(a) above multiplied by a fraction (not to exceed 1.0), (A) the numerator of which is the number of calendar months of Employee’s employment with the Company and its affiliates during the Performance Cycle and (B) the denominator of which is the total number of calendar months during the Performance Cycle. The remaining number of Awarded Restricted Stock Units shall not vest and shall be forfeited by Employee. For the avoidance of doubt, there shall be no duplication of benefits under this Section 2(c) and under Section 2(b) above or 2(d) below.

(d)    If Employee’s employment with the Company or an affiliate terminates during the Performance Cycle and such termination is on, or within 24 months following, a Change in Control (as defined below) (i) by reason of the Company’s termination of Employee’s employment other than with Cause or (ii) by reason of Employee’s termination of Employee’s employment with Good Reason, then, provided Employee timely executes and does not revoke any release of claims as may be required by the Company, as soon as practicable after such termination (or, if later, after such Change in Control), Employee shall become vested in a number of Awarded Restricted Stock Units equal to (x) with respect to any Determined Result as of the date of Employee’s termination (or if later, as of the date of the Change in Control) the actual percentage of performance achieved, plus (y) with respect to performance periods during the Performance Cycle or Performance Measures that are not Determined Results as of the date of Employee’s termination (or, if later, as of the date of the Change in Control), a corresponding number of the Target Restricted Stock Units. If Employee’s employment with the Company or an affiliate terminates within the period commencing 60 days prior to the execution of a merger agreement or other definitive documentation evidencing an anticipated Change in Control, and if it is reasonably demonstrated by Employee that Employee’s termination was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or otherwise in contemplation of the Change in Control, then as of the end of the Performance Cycle Employee shall become entitled to vest in a number of Awarded Restricted Stock Units determined in accordance with this Section 2(d), which shall be paid to Employee within 60 days after the end of the Performance Cycle. For the avoidance of doubt, there shall be no duplication of benefits under this Section 2(d) and under Section 2(b) or 2(c) above.

(e)    If Employee’s employment with the Company or an affiliate terminates during the Performance Cycle for any reason other than as set forth in Section 2(b), 2(c) or 2(d) above or terminates for Cause prior to the date of settlement of the Awarded Restricted Stock Units, all of the Awarded Restricted Stock Units shall be forfeited by Employee. If Employee’s employment with the Company or an affiliate terminates for any reason as set forth in Section 2(b), 2(c) or 2(d) above after the end of the Performance Cycle and prior to the date of settlement of the Awarded Restricted Stock Units pursuant to Section 3, Employee shall remain entitled to the number of Awarded Restricted Stock Units as determined in accordance with Section 2(a).

(f)    For purposes of this Instrument, (i) “Cause”, “Good Reason”, and “Change in Control” shall have the meanings ascribed to such terms in the Noble Corporation plc Executive Change in Control Severance Plan and (ii) “Retirement” shall mean the termination of Employee’s employment with the Company or an affiliate for any reason (other than death, Disability or Cause) on or after the date as of which (x) the sum of Employee’s age and the number of Employee’s years of continuous service with the Company and its affiliates (including continuous service with a predecessor employer that is taken into account pursuant to an acquisition or other transaction agreement) equals or exceeds 65 and (y) Employee has attained age 55.

For purposes of this Instrument, transfers of employment without interruption of service between or among the Company and any of its affiliates shall not be considered a termination of employment.

3.    Allotment and Issuance of Shares. With respect to any Awarded Restricted Stock Unit that vests pursuant to the provisions of Section 2(a) or Section 2(c) hereof, as soon as practicable after the percentage of performance achieved under the Performance Measures as attached on Schedule I has been determined and certified in writing by the Committee and during the period beginning at the end of the Performance Cycle and ending no later than March 15th of the calendar year after the end of the Performance Cycle, the Company shall, subject to Section 6(b) herein, allot and issue or transfer to Employee one Share in settlement of such Awarded Restricted Stock Unit and such Awarded Restricted Stock Unit shall be canceled. With respect to an Awarded Restricted Stock Unit that vests pursuant to the provisions of Section 2(b) or Section 2(d) hereof (except as otherwise specifically provided in Section 2(d)), as soon as practicable following the Employee’s termination of employment (but in no event later than 60 days after such termination occurs) the Company shall, subject to Section 6(b) herein, allot and issue or transfer to Employee one Share in settlement of such Awarded Restricted Stock Unit and such Awarded Restricted Stock Unit shall be canceled. Notwithstanding the foregoing, if Employee is Retirement Eligible (as defined below) (i) all payments shall be made in compliance with Code Section 409A, unless otherwise exempt from Code Section 409A, and (ii) the payment event related to Disability in Section 2(b) shall be based on Employee’s Disability within the meaning of Treasury Regulation § 1.409A-3(i)(4)(i). For purpose of this Instrument, Employee shall be “Retirement Eligible” if Employee will satisfy the age and service requirements for Retirement prior to the end of the Performance Cycle.

The applicable vesting or forfeiture of the Awarded Restricted Stock Units that are outstanding at the end of the Performance Cycle shall be determined and certified in writing by the Committee as soon as reasonably practicable after the end of the Performance Cycle, but in no event later than March 15th of the calendar year after the end of the Performance Cycle.

Shares issued pursuant to this Instrument may not be registered under the United States Securities Act of 1933, and the issuance of Shares under this Instrument is subject to any restrictions or conditions required by the Committee pursuant to Section 15 of the Plan.

4.     No Rights as Shareholder. Employee shall have no rights as a shareholder of the Company, including, without limitation, voting rights or the right to receive dividends and distributions as a shareholder, with respect to the Shares subject to the Awarded Restricted Stock Units, unless and until and to the extent such Shares are allotted and issued or transferred to Employee as provided herein.

5.     Dividend Equivalents. In connection with the Awarded Restricted Stock Units the Company hereby awards to Employee Dividend Equivalents with respect to any cash dividends payable with respect to the Shares. Such cash Dividend Equivalents shall be payable at the same time, and shall be subject to the same conditions, that are applicable to the Awarded Restricted Stock Units, and shall be payable in the form of a number of Shares (rounded down to nearest whole Share) equal to the amount of such cash Dividend Equivalents divided by the Fair Market Value of a Share at vesting, or shall be payable in cash in the sole discretion of the Committee. Accordingly, the right to receive such cash Dividend Equivalent payments shall be forfeited to the extent that the Awarded Restricted Stock Units do not vest, are forfeited or are otherwise cancelled pursuant to this Instrument. The award of cash Dividend Equivalents made to Employee pursuant to this Section 5 is not a Performance Award for the purposes of the Plan.

6.     Arrangements and Procedures Regarding Withholding Taxes.

(a)     Employee shall make arrangements satisfactory to the Committee for the payment of taxes of any kind that are required by law to be withheld with respect to the Awarded Restricted Stock Units or the Dividend Equivalents awarded under this Instrument, including, without limitation, taxes applicable to (i) the awarding of the Awarded Restricted Stock Units or the allotment and issuance or transfer of Shares in settlement thereof, or (ii) the awarding of the Dividend Equivalents or the payments made with respect thereto.

(b)     Unless and until the Committee shall determine otherwise and provide notice to Employee in accordance with Section 6(c), any obligation of Employee under Section 6(a) that arises with respect to the allotment and issuance, transfer or delivery of Shares in settlement of Awarded Restricted Stock Units that have become vested may be satisfied, in accordance with procedures adopted by the Committee, by (i) Employee’s forfeiture or surrender of the right to require the Company to allot and issue, transfer or deliver Shares subject to such Awarded Restricted Stock Units, (ii) causing such Awarded Restricted Stock Units to be settled partly in cash, or (iii) otherwise withholding a portion of such Shares. In the case of Shares as to which the right to require allotment and issuance, transfer or delivery is forfeited or surrendered pursuant to clause (i) and Shares withheld pursuant to clause (iii), such Shares or rights shall be valued at the Fair Market Value (of such Shares or the Shares to which such rights relate, as the case may be) as of the date on which the taxable event that gives rise to the withholding requirement occurs.

(c)     The Committee may determine, after the Effective Date and on notice to Employee, to authorize one or more arrangements (in addition to or in lieu of the arrangement described in Section 6(b)) satisfactory to the Committee for Employee to satisfy the obligation of Employee under Section 6(a).

(d)     If Employee does not, for whatever reason, satisfy the obligation of Employee under Section 6(a), then the Company and its affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to Employee the amount required to satisfy the obligation of Employee under such Section 6(a).

7.     Non-Assignability. This Instrument is not assignable or transferable by Employee. No right or interest of Employee under this Instrument or the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law (except pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or a similar domestic relations order under applicable foreign law, either in such form as is acceptable to the committee), and no such right or interest shall be liable for or subject to any debt, obligation or liability of Employee.

8.     Defined Terms; Plan Provisions. Unless the context clearly indicates otherwise, the capitalized terms used (and not otherwise defined) in this Instrument shall have the meanings assigned to them under the provisions of the Plan. The Awarded Restricted Stock Units and the Dividend Equivalents subject to this Instrument shall be governed by and subject to all applicable provisions of the Plan. This Instrument is subject to the Plan, and the Plan shall govern where there is any inconsistency between the Plan and this Instrument.

9.     Governing Law. This Instrument shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof, except to the extent Texas law is preempted by federal law of the United States or by the laws of England and Wales.

10.     Binding Effect. This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

11.     Prior Communications; Amendment. This Instrument, together with any Schedules and Exhibits and any other writings referred to herein or delivered pursuant hereto, evidences the Award granted hereunder, which shall be subject to the restrictions, terms and conditions hereof, and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. To the fullest extent provided by applicable law, this Instrument may only be amended, modified and supplemented in accordance with the applicable terms and conditions set forth in the Plan. Notwithstanding the foregoing, in the event of a conflict between this Instrument and the Noble Corporation plc Executive Change in Control Severance Plan or between this Instrument and the Noble Corporation plc Executive Severance Plan, the terms of the applicable severance plan shall govern to the extent that Employee is then a participant in such applicable plan.

12.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if directed in the manner specified below, to the parties at the following addresses and numbers:

(a)     If to the Company, when delivered by hand or mail (registered or certified mail with postage prepaid) to:

Noble Corporation plc
13135 Dairy Ashford Rd. #800
Sugar Land, TX 77478
Attention: Corporate Secretary
Email: Legal@noblecorp.com

(b)     If to Employee, when delivered by hand or mail (registered or certified mail with postage prepaid) to:

The last known address and number for Employee as maintained in the personnel records of the Company

For purposes of this Section 12, the Company shall provide Employee with written notice of any change of the Company’s address, and Employee shall be responsible for providing the Company with proper notice of any change of Employee’s address pursuant to the Company’s personnel policies, and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

13.     Severability. If any provision of this Instrument is held to be unenforceable, this Instrument shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects the restrictions, terms and conditions set forth in this Instrument shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

14.     Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Instrument, and shall not affect in any manner the meaning or interpretation of this Instrument.

15.     Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

16.     References. The words “this Instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Instrument as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Instrument, such words shall be deemed to be followed by the words “without limitation.”

17.     Unfunded Awards. The awards made under this Instrument are unfunded and unsecured obligations and rights to provide or receive compensation in accordance with the provisions hereof, and to the extent that Employee acquires a right to receive compensation from the Company or an affiliate pursuant to this Instrument, such right shall be no greater than the right of any unsecured general creditor of the Company or such affiliate.

18.     Compliance with Code Section 409A. The compensation payable to or with respect to Employee pursuant to the Awarded Restricted Stock Units is intended to be compensation that is compliant with Code Section 409A or not subject to the tax imposed by Code Section 409A, and this Instrument shall be administered and construed to the fullest extent possible to reflect and implement such intent. Notwithstanding any provisions of this Instrument to the contrary, any payments made hereunder shall be made in accordance with Section 17 of the Plan.

IN WITNESS WHEREOF, the Company has signed and delivered this Instrument as of the date first above written.

NOBLE CORPORATION PLC

________________________________
Jennie Howard
    Senior Vice President, General Counsel
    and Corporate Secretary

SCHEDULE I
NOBLE CORPORATION PLC

PERFORMANCE MEASURES FOR THE [______] PERFORMANCE CYCLE
AWARD OF PERFORMANCE-VESTED RESTRICTED STOCK UNITS

[Performance Schedule to be Updated as Applicable]

S-1